                                                                     EXHIBIT 4.3

                               EXCHANGE AGREEMENT

         AGREEMENT, dated as of April 22, 2002, among Gray Communications Systems, Inc., a Georgia corporation ("GRAY"), and the individuals and entities set forth on the signature pages hereto (each, a "TRANSFEROR" and, collectively, the "TRANSFERORS").


                                    RECITALS

         Each of the parties hereto deems it advisable and for the benefit of such party that the Transferors exchange certain shares of preferred stock of Gray for shares of other preferred stock of Gray.

         NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

         1.01 TRANSFER AND EXCHANGE. Subject to and in accordance with the terms and conditions of this Agreement, on the date hereof, each of the Transferors shall transfer and deliver to Gray (a) the number of shares of the Series A Preferred Stock, no par value, of Gray set forth next to such Transferor's name on Exhibit A hereto, together with accrued and unpaid dividends thereon (the "SERIES A PREFERRED STOCK") and/or (b) the number of shares of the Series B Preferred Stock, no par value, of Gray set forth next to such Transferor's name on Exhibit A hereto, together with accrued and unpaid dividends thereon (the "SERIES B PREFERRED STOCK"), and Gray shall issue and deliver to each of the Transferors a number of duly authorized, validly issued, fully paid and nonassessable shares of Series C Convertible Preferred Stock, no par value, of Gray, having the terms and conditions set forth on Exhibit B hereto (the "SERIES C PREFERRED STOCK"), equal to that number of Series A Preferred Stock and/or Series B Preferred Stock set forth next to such Transferor's name on Exhibit A hereto. The shares of Series C Preferred Stock to be received by each Transferor hereunder are sometimes hereinafter referred to as the "SHARES."

         1.02 THE CLOSING. The closing of the transfer and exchange described in Section 1.01 (the "CLOSING") shall take place at the offices of Gray on the date hereof.

         1.03 DELIVERIES BY TRANSFERORS. At the Closing, each of the Transferors, as applicable, shall deliver to Gray certificates representing the Series A Preferred Stock and/or Series B Preferred Stock to be exchanged by such Transferor, duly endorsed in blank, in proper form for transfer.

         1.04 DELIVERIES BY GRAY. At the Closing, Gray shall deliver to each of the Transferors, as applicable, against delivery of the Series A Preferred Stock and/or Series B

Preferred Stock to be exchanged hereunder, certificates registered in the name of each Transferor representing the number of shares of Series C Preferred Stock set forth next to such Transferor's name on Exhibit A and, if applicable, a cash payment in settlement of any fractional shares based on the liquidation preference of the shares of Series B Preferred Stock to be exchanged.

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                               OF THE TRANSFERORS

         Each Transferor represents and warrants to, and agrees with, Gray as follows:

         2.01 Such Transferor has good and marketable title to the shares of Series A Preferred Stock and/or Series B Preferred Stock set forth next to such Transferor's name on Exhibit A, free and clear of all liens, claims and encumbrances of any nature whatsoever ("LIENS").

         2.02 Neither such Transferor nor any person acting on behalf of such Transferor has negotiated with any finder, broker, intermediary or similar person in connection with the transactions contemplated hereby.

         2.03 The Transferor has received a copy of the Disclosure Documents. "DISCLOSURE DOCUMENTS" means the Confidential Private Placement Memorandum of Gray dated April 19, 2002, including the documents attached thereto, as heretofore supplemented or amended (the "MEMORANDUM"), Gray's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and its Proxy Statement for its 2001 Annual Meeting of Shareholders.

         2.04 In addition to other applicable restrictions, the Transferor agrees not to offer, sell, assign, pledge, or otherwise dispose of or transfer all or any part of the Shares or the shares of Class B Common Stock, no par value (the "CLASS B COMMON STOCK"), of Gray into which the Shares are convertible unless and until the Shares or the Class B Common Stock are registered under the Securities Act of 1933, as amended (the "1933 ACT"), and applicable state securities laws, or an opinion is given by counsel satisfactory to Gray that registration is not required.

         2.05 The Transferor is acquiring the Shares for the Transferor's own account for investment, not for the account of any other person, not for resale to any other person, and not with a view to or in connection with a sale or distribution, and acknowledges that the offering and sale of the Shares is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and the provisions of Regulation D promulgated thereunder.

         2.06 All information furnished by the Transferor in the Transferor's Accredited Investor Questionnaire previously delivered to Gray remains true, correct, and complete in all respects.

         2.07 The Transferor understands that the Shares are a new issue of securities of Gray and that an investment in Gray involves substantial risks, and the Transferor has received and carefully reviewed the Disclosure Documents and has evaluated the risks related to an investment in the Shares, including those set forth under the caption "Risk Factors" in the Memorandum.

         2.08 The Transferor has analyzed and reviewed the Disclosure Documents, this Agreement and related documents and has had the opportunity to consult with the Transferor's legal, tax, and financial advisors with respect to such documents and the investment in the Shares. In addition, the Transferor has had the opportunity to ask questions of and receive answers from Gray or a person or persons acting on the Gray's behalf concerning the terms and conditions of the Transferor's investment to verify the accuracy of the information contained in the Disclosure Documents, as well as such other information as the Transferor desired in order to evaluate an investment in Gray. All such questions have been answered to the full satisfaction of the Transferor; none of the answers was in any way inconsistent with the Memorandum.

         2.09 In making the decision to acquire the Shares, the Transferor has relied solely upon the Disclosure Documents, the representations, warranties, agreements, undertakings, and acknowledgments of Gray in this Agreement and independent investigations made by such Transferor.

         2.10 The Transferor is able to bear the substantial economic risks of an investment in Gray. The Transferor has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the Transferor's investment in Gray, and the Transferor has no need for liquidity in this investment.

         2.11 The Transferor and the Transferor's legal, tax and financial advisers have substantial knowledge and experience in making investment decisions of this type and are capable of evaluating the merits and risks of investment.

         2.12 If the Transferor is a corporation, partnership, trust, or other entity, it represents that: (i) it is duly organized, validly existing, and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to execute, deliver and perform this Agreement; (ii) its execution, delivery and performance of this Agreement does not result in any violation of, or conflict with, any term or provision of the charter or bylaws or equivalent organizational documents of the Transferor or any instrument or agreement to which the Transferor is a party or by which the Transferor is bound; (iii) its execution, delivery and performance of this Agreement has been duly authorized by all necessary action on behalf of the Transferor; and (iv) this Agreement has been duly executed and delivered on behalf of the Transferor and constitutes a legal, valid, and binding agreement of the Transferor.

         2.13 THE TRANSFEROR IS AN "ACCREDITED INVESTOR" (AS DEFINED IN REGULATION D PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE 1933 ACT).

         2.14 The Transferor hereby consents to the authorization and issuance by Gray of the Series C Preferred Stock having the terms and conditions set forth on Exhibit B hereto.

         2.15 The Transferor shall indemnify and hold harmless Gray and any of its officers, employees, registered representatives, directors, agents, and control persons who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Transferor to Gray concerning himself or his financial position in connection with the transactions contemplated hereby which is not remedied by timely notice to Gray, against losses, liabilities and expenses for which Gray or any of its officers, employees, registered representatives, directors, agents, or control persons have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit, or proceeding.

                                  ARTICLE III

               REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GRAY

         Gray represents and warrants to, and agrees with, the Transferors as follows:

         3.01 Gray represents that: (i) it is duly organized, validly existing, and in good standing in its jurisdiction of incorporation and has all the requisite corporate power and authority to execute, deliver and perform this Agreement; (ii) its execution, delivery and performance of this Agreement does not result in any violation of, or conflict with, any term or provision of its charter or bylaws or any instrument or agreement to which it is a party or by which it is bound; (iii) its execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action by Gray; and (iv) this Agreement has been duly executed and delivered on behalf of Gray and constitutes a legal, valid, and binding agreement of Gray. The shares of Series C Preferred Stock to be issued and delivered by Gray hereunder have been duly authorized and, upon receipt by Gray from the Transferors of the Series A Preferred Stock and Series B Preferred Stock being transferred pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of shareholders or rights of first refusal, and each Transferor will receive good title to the shares of Series C Preferred Stock, free and clear of all Liens (other than any created by such Transferor).

         3.02 FINDER OR BROKER. Neither Gray nor any person acting on behalf of Gray has negotiated with any finder, broker, intermediary or similar person in connection with the transactions contemplated hereby.

ARTICLE IV

                                  MISCELLANEOUS

         4.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided), addressed to the appropriate party at the following addresses (or such other address as any party may designate to the others in accordance with the aforesaid procedure):

         (a)      if to Gray:

                  Gray Communications Systems, Inc.
                  4370 Peachtree Road, NE
                  Atlanta, Georgia  30319
                  Attention: James C. Ryan
                  Facsimile: (404) 261-9607

         (b) if to any Transferor, at its address set forth in the stock register of Gray.

All notices and other communications sent by overnight courier service shall be deemed to have been given as of the second business day after delivery thereof to such courier service, those given by facsimile transmission shall be deemed to have been given when sent, and all notices and other communications sent by mail shall be deemed to have been given as of the fifth business day after the date of deposit with the United States Postal Service.

         4.02 BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns. Neither the Transferors nor Gray may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, without the prior written consent of the other.

         4.03 AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent of the Transferors and Gray.

         4.04 EXPENSES. Each of the Transferors and Gray will be responsible for the payment of all expenses incurred by it in connection with the preparation, execution and delivery of this Agreement, any other documents relating to the transactions contemplated by this Agreement, and the consummation of the transactions herein described.

         4.05 SURVIVAL OF REPRESENTATIONS, ETC. The representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions herein described, regardless of any investigation made at any time by or on behalf of any of the parties hereto.

         4.06 DELAYS OR OMISSIONS; WAIVER. No delay or omission to exercise any right, power, or remedy accruing to either of the Transferors or Gray upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         4.07 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and all prior negotiations, discussions, commitments, and understandings heretofore had among them with respect thereto are merged herein.

         4.08 COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflicts of laws, rules or principles.

         4.09 FURTHER ACTIONS. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                                    GRAY COMMUNICATIONS SYSTEMS, INC.



                                    By  /s/  James C. Ryan
                                       ----------------------------------------
                                       Name:  James C. Ryan
                                       Title:  V.P. - CFO

                                    TRANSFERORS:



                                      /s/  J. Mack Robinson
                                    -------------------------------------------
                                    J. Mack Robinson

                                     /s/  Harriett J. Robinson
                                    -------------------------------------------
                                    Harriett J. Robinson

                                    HARRIETT J. ROBINSON TRUSTEE U\A 08-25-
                                    84 FBO JILL E. ROBINSON



                                    By:  /s/  Harriett J. Robinson - Trustee
                                       ----------------------------------------
                                       Name:  Harriett J. Robinson
                                       Title:  Trustee

                                    HARRIETT J. ROBINSON TRUSTEE U\A 08-25-
                                    84 FBO ROBIN M. ROBINSON



                                    By:  /s/  Harriett J. Robinson - Trustee
                                       ----------------------------------------
                                       Name:  Harriett J. Robinson
                                       Title:  Trustee

                                    GEORGIA CASUALTY AND SURETY CO.



                                    By:  /s/  Hilton Howell
                                       ----------------------------------------
                                       Name:  Hilton Howell
                                       Title:  V. Chairman

                                    BANKERS FIDELITY LIFE INSURANCE CO.



                                    By:  /s/  Hilton Howell
                                       ----------------------------------------
                                       Name:  Hilton Howell
                                       Title:  V. Chairman

                                    DELTA LIFE INSURANCE COMPANY



                                    By:  /s/ J. Mack Robinson
                                       ----------------------------------------
                                       Name:  J. Mack Robinson
                                       Title:  President

                                    DELTA FIRE & CASUALTY INSURANCE COMPANY



                                    By:  /s/  J. Mack Robinson
                                       ----------------------------------------
                                       Name:  J. Mack Robinson
                                       Title:  President

                                                                       EXHIBIT A

                                 SERIES A PREFERRED              SERIES B PREFERRED           SERIES C PREFERRED
         NAME                         STOCK                           STOCK                       STOCK
         ----                    ------------------              ------------------           ------------------
J. Mack Robinson                                                       36.0579                        36

Harriett J. Robinson                                                   54.0868                        54

Harriett J. Robinson Trustee                                           36.0579                        36
U\A 08-25-84 FBO Jill E.
Robinson

Harriett J. Robinson Trustee                                           36.0579                        36
U\A 08-25-84 FBO Robin M.
Robinson

Georgia Casualty and Surety                 175                                                       175
Co.

Bankers Fidelity Life                       175                                                       175
Insurance Co.

Delta Life Insurance Company                100                       198.3183                        298

Delta Fire & Casualty                        50                                                        50
Insurance Company


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